EXHIBIT 99.1

NEWS ANNOUNCEMENT



BRILLIANT DIGITAL ENTERTAINMENT REPORTS FIRST QUARTER 2004 RESULTS

SURGE IN REVENUES PRIMARILY ATTRIBUTABLE TO EXCITE SEARCH REVENUE, PATENT LICENSE AGREEMENT AND PAYMENT PROCESSING SERVICES; ACQUISITION OF QUALITY INDEPENDENT MUSIC LIBRARIES AND PC SOFTWARE CONTINUES

LOS ANGELES, CA - MAY 17, 2004 - Brilliant Digital  Entertainment,  Inc. (OTCBB:
BDEI), the leading provider of secure digital media via peer-to-peer technology, today reported net revenues for the first quarter ended March 31, 2004 increased 328% to $2,507,000 from $586,000 in the comparable first quarter of 2003.

Brilliant Digital reported a net loss of ($354,000), or ($0.01) per share, for the first quarter ended March 31, 2004, compared to a net loss of ($897,000), or ($0.03) per share for the first quarter of 2003. Income from operations was $75,000 for the first quarter ended March 31, 2004, compared with a loss of ($451,000) for the comparable period in the previous year.

"Despite rejections by the major music labels and movie studios because of our partnerships and our progressive attitude to distribution of media on the
Internet, we are encouraged by improvement in our operating performance and continue to focus our resources on acquiring quality, digital content for distribution. Having recently completed development of the technologies necessary to enable our expansion, the quality of our business relationships and size of our catalog is rapidly growing" said Kevin Bermeister, CEO of Brilliant Digital Entertainment.

"We intend to build our integrated digital content marketing solution by partnering with quality content organizations to derive revenue from sales and promotions associated with traffic to content. We believe our continuing efforts in this area, together with revenue from our search agreement with The Excite Network and patent license agreement with Sharman Networks and other developing revenue sources, will contribute to the continued growth of Brilliant Digital." said Kevin Bermeister, President and CEO of Brilliant Digital Entertainment.

About Brilliant Digital Entertainment

Brilliant Digital Entertainment, Inc. is the parent company of Altnet Inc. and a developer of advertising, transaction processing and content creation technologies for the Internet. Find out more at http://www.brilliantdigital.com.

About Altnet

Altnet provides content owners a secure platform to sell their files and rewards consumers with easy access to legal content. Through its TopSearch preferred search listings, Altnet reaches an estimated 70 million users and is the #1 issuer of rights managed content in the world. Altnet technology inter-operates with affiliate websites and peer-to-peer applications to allow Internet users to simply and easily locate, download, sample, and purchase digital content. Software, game, music and film companies distribute with Altnet to generate new revenue streams while curbing piracy. Altnet is a subsidiary of Brilliant Digital Entertainment. Find out more at HTTP://WWW.ALTNET.COM

Information about Forward Looking Statements

Statements in this news release that relate to projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results may differ materially due to a variety of factors, including those factors set forth in Brilliant's most recently filed Form 10-KSB and Form 10-QSB reports which are available from Brilliant Digital Entertainment's Investor Relations department and may be obtained by calling or writing to Robin Gore, at 818-615-1500 X512 or RGORE@BDE3D.COM.


                          (financial statements follow)


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                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                                                       MARCH 31,
                                                                         2004
                                                                       --------
ASSETS                                                               (unaudited)
Current assets:
    Cash and cash equivalents ..................................       $    572
    Restricted cash ............................................             75
    Accounts receivable, net ...................................          2,480
    Debt Issuance Costs ........................................          3,847
    Note Receivable ............................................             74
    Other assets, net ..........................................            252
                                                                       --------
Total current assets ...........................................          7,300
Property, plant and equipment, net .............................            110
License Rights .................................................          1,572
                                                                       --------
Total assets ...................................................       $  8,982
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable ...........................................            760
    Accrued expenses, related parties ..........................          3,559
    Accrued expenses ...........................................            561
    Guaranteed minimum payments, related party .................            360
    Deferred revenue ...........................................            114
    Secured convertible promissory notes,
       including accrued interest ..............................          4,108
                                                                       --------
Total current liabilities ......................................          9,462
Other long term liabilities ....................................            142
Long-term Guaranteed Minimum Payments, related party ...........            450
                                                                       --------
Total liabilities ..............................................         10,054

Stockholders' deficit:
    Common stock ...............................................             47
    Additional paid-in capital .................................         69,703
    Accumulated deficit ........................................        (70,811)
    Unrealized gain on marketable securities and
    foreign exchange transactions ..............................            (11)
                                                                       --------
Total stockholders' deficit ....................................         (1,072)
                                                                       --------
Total liabilities and stockholders' deficit ....................       $  8,982
                                                                       ========


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                      BRILLIANT DIGITAL ENTERTAINMENT, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                          THREE MONTHS ENDED
                                                                MARCH 31,
                                                         ----------------------
                                                           2003          2004
                                                         --------      --------
                                                       (unaudited)   (unaudited)

Revenues:
     Marketing services ............................     $   --        $  1,840
      Licensing and other services .................          186           543
      Distribution and technology from related
         party .....................................          229          --
      Digital content ..............................          171           124
                                                         --------      --------
           Total revenues ..........................     $    586      $  2,507

Costs and expenses:
     Costs of revenues .............................           34           324
     Sales and marketing ...........................           89           378
     General and administrative ....................          686         1,599
     Research and development ......................          209           118
     Depreciation ..................................           19            13
                                                         --------      --------
                                                            1,037         2,432
Income (loss) from operations ......................         (451)           75
Other income (expense):
     Interest expense ..............................         (446)         (432)
     Interest income ...............................         --               3
                                                         --------      --------
     Total other income (expense) ..................         (446)         (429)
                                                         --------      --------
Net income (loss) ..................................         (897)         (354)
Unrealized Gain Marketable Securities ..............           32          --
Foreign currency translation adjustment
   (net of tax effects) ............................          (23)            1
                                                         --------      --------
Comprehensive income (loss) ........................     $   (888)     $   (353)
                                                         ========      ========

Basic and fully-diluted net income (loss)
   per share .......................................     $  (0.03)     $  (0.01)
                                                         --------      --------
Weighted average number of shares used
   in computing basic and fully-diluted
   net income (loss) per share .....................       32,115        42,345
                                                         ========      ========


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